Exhibit 24.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Fortune Petroleum Corporation

      We consent to the use of our report on the financial statements of the Company included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

       Our report dated March 15, 1996 refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" as of December 31, 1995.



KPMG Peat Marwick LLP



Houston, Texas
July 3, 1996



                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Fortune Petroleum Corporation:


      We consent to the inclusion of our report dated December 20, 1995, with respect to the statements of revenues and direct operating expenses of the oil and gas property interests acquired from PetroFina S.A. for each of the years in the three-year period ended December 31, 1994.




KPMG Peat Marwick LLP




Houston, Texas
July 3, 1996